UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2007

AFFYMETRIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	0-28218 (Commission File Number)	77-0319159 (IRS Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)

(408) 731-5000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 18, 2007, Affymetrix, Inc. (“Affymetrix” or the “Company”) issued a press release announcing that Kevin M. King has been promoted to President of the Company, reporting to Stephen P.A. Fodor, Ph.D., Chairman and CEO.

Mr. King, age 51, joined the Company in January 2007 as President, Life Science Business and Executive Vice President.  Prior to joining the Company, Mr. King worked at Thomson Corporation where he served as President and Chief Executive Officer of Thomson Healthcare from February 2005 to June 2006.  From 1997 to 2004, Mr. King held various managerial positions at General Electric — Healthcare, most recently as Vice President and General Manager, Global Clinical Systems from June 2000 to November 2004.

Mr. King's original offer letter with the Company was described in, and filed as an exhibit to, the Company's Form 8-K dated December 19, 2006. In consideration of Mr. King’s relocation to the Bay Area and in connection with Mr. King’s promotion, the Company granted Mr. King a housing allowance of $139,000 per year.  The housing allowance will begin when Mr. King moves into his new house in the Bay Area and will end on August 31, 2012.  The Company may in the future subtract any increase in the base salary of Mr. King (using his 2007 base salary as a starting point) from the annual housing allowance for the year in which the increase in base salary is received.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

By:	/s/ Barbara A. Caulfield Name: Barbara A. Caulfield Title: Executive Vice President & General Counsel

Dated:  September 19, 2007